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Exhbit 10.30

WH HOLDINGS (CAYMAN ISLANDS) LTD.
STOCK INCENTIVE PLAN
(as restated on November 5, 2003)

        1.     Purpose of Plan.

        The WH Holdings (Cayman Islands) Ltd. Stock Incentive Plan (the "Plan") is designed:

          (a)   to promote the long term financial interests and growth of WH Holdings (Cayman Islands) Ltd. (the "Company") and its affiliates by attracting and retaining employees with the training, experience and ability to enable them to make a substantial contribution to the success of the business of the Company and its affiliates;

          (b)   to motivate employees by means of growth-related incentives to achieve long range goals;

          (c)   to further the alignment of interests of participants with those of the equityholders of the Company through opportunities for increased ownership in the Company; and

          (d)   to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act.

        2.     Definitions.

        As used in the Plan, the following words will have the following meanings:

          (a)   "Affiliate" means, with respect to the Company, any corporation directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Committee in which the Company or an Affiliate has an interest.

          (b)   "Board" means the Board of Directors of the Company.

          (c)   "Change of Control" means an Organic Transaction as defined in the Amended and Restated Memorandum and Articles of Association of the Company.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended.

          (e)   "Committee" means one or more committees each comprised of not less than three members of the Board appointed by the Board to administer the Plan or a specified portion thereof; provided, however, that if, at any time, there will be only one director serving on the Board, the Committee may be composed of the sole director. Unless otherwise determined by the Board, if the Common Shares become registered under Section 12 of the Exchange Act and if the Committee is authorized to grant Options subject to Section 16 of the Exchange Act, each member of the Committee will be a "non-employee director" within the meaning of applicable Rule 16b-3 under the Exchange Act.

          (f)    "Common Shares" means the common shares, par value $0.001 per share, of the Company.

          (g)   "Employee" means a person, including an officer, in the employment of the Company or one of its Affiliates who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Company.

          (h)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i)    "Exercise Price" means the price at which a Participant may purchase a Common Share, as provided in the Option Agreement.

          (j)    "Fair Market Value" means the fair market value of a Share as of a particular date. If at any such time such Shares are not listed or admitted for trading on any national securities exchange or quoted on Nasdaq or a similar service, the Fair Market Value for such Shares means the fair market value of such Shares at such time as determined in good faith by the Committee. However, subsequent to an Initial Public Offering, the Fair Market Value of a Common Share will be the average of high bid and low asked prices of Common Shares as reported on the exchange on which it is listed as of such date, or if no such quotation is made on such date, the immediately preceding day on which there were quotations as reported in The Wall Street Journal.

          (k)   "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5.

          (l)    "Incentive Stock Option" means an Option which satisfies all of the applicable requirements of Code Section 422.

          (m)  "Initial Public Offering" means the underwritten public offering by the Company of its Common Shares pursuant to a registration statement (other than a registration statement relating solely to an employee benefit plan or transaction covered by Rule 145 of the Securities Act) that has been filed under the Securities Act and declared effective by the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

          (n)   "Non-Statutory Stock Option" means an Option which does not satisfy all of the applicable requirements of Code Section 422 or which by its terms is not intended to be treated as an Incentive Stock Option.

          (o)   "Option" means an option to purchase Common Shares.

          (p)   "Option Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Option Grant.

          (q)   "Optionee" means an individual who holds an Option.

          (r)   "Participant" means an Employee or Consultant of the Company or one of its Affiliates, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan.

          (s)   "Preferred Shares" means Preferred Shares as defined in the Amended and Restated Memorandum and Articles of Association of WH Holdings (Cayman Islands) Ltd. and known as the "12% Series A Cumulative Convertible Preferred Shares".

          (t)    "SAR" means a stock appreciation right granted under the Plan.

          (u)   "SAR Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a SAR Grant.

          (v)   "Securities Act" means the Securities Act of 1933, as amended.

          (w)  "Share" means a share of Common Shares.

          (x)   "Shareholders' Agreement" means the shareholders' agreement, dated as of July 31, 2002, by and among WH Holdings (Cayman Islands) Ltd., Whitney V, L.P., Whitney Strategic Partners V, L.P., and WH Investments Ltd., and CCG Investments (BVI), L.P., CCG Associates-QP, LLC, CCG Associates-AI, LLC, CCG GP Fund LLC, CCG Investment Fund-AI, LP, CCG AV, LLC-Series C, CCG AV, LLC-Series E and CCG CI, LLC, and certain other persons who may, from time to time, become party to the agreement.

          (y)   "Subsidiary" means any entity in an unbroken chain of entities beginning with the Company if each of the entities, or group of commonly controlled entities, other than the last entity in the unbroken chain then owns 50% or more of the total combined voting power of the other entities in such chain.

          (z)   "Total Exercise Cost" means an amount equal to the Exercise Price multiplied by the number of Shares being purchased pursuant to the Option.

        3.     Administration of Plan.

          (a)   The Plan will be administered by the Committee. The Committee may adopt its own rules of procedure. Action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, will constitute action by the Committee. The Committee will have the power and authority, in its discretion:

    (i)
    to select the Participants to whom Grants may be made hereunder;

    (ii)
    to determine the number of Shares to be covered by each Grant made hereunder;

    (iii)
    to approve forms of Option and SAR Agreements for use under the Plan;

    (iv)
    to determine the terms and conditions, not inconsistent with the terms of the Plan, or any Grant made hereunder;

    (v)
    to construe and interpret the terms of the Plan and Grants made under the Plan;

    (vi)
    to adopt rules and procedures relating to the operation and the administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, and (B) the adopt sub-plans and Plan addenda, as the Committee deems desirable, to accommodate foreign tax laws, regulations and practice;

    (vii)
    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

    (viii)
    to authorize any person to execute on behalf of the Company any instrument required to effect a Grant previously made by the Committee; and

    (ix)
    to make all other determinations deemed necessary or advisable for administering the Plan and any Grants made hereunder.

          (b)   The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers of the Company will be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee will be fully protected by the Company with respect to any such action, determination or interpretation.

        4.     Eligibility.

        Subject to Paragraph 5(a), the Committee may from time to time make Grants under the Plan to such Employees of the Company or any of its Affiliates, and in such form and having such terms, conditions and limitations as the Committee may determine. Prior to participation in the Plan, the Committee may require any Participant to execute a Release and Waiver to Rights to payments and benefits under certain plans of Herbalife International, Inc. Grants may be made singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan will be set forth in an Option Agreement or SAR Agreement (as the case may be), in a form or forms approved by the Committee; provided, however, that such Option Agreement or SAR Agreement will contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a Change of Control of the Company. Notwithstanding the foregoing, Incentive Stock Options may only be granted to Employees.

        5.     Grants.

          (a)   The Committee may grant Incentive Stock Options only to Employees of the Company or any "subsidiary corporation" within the meaning of Code Section 424(f). The Plan provides for grants only to Employees for Incentive Stock Options and for grants to Employees and consultants for Non-Statutory Stock Options.

          (b)   At the time of the Grant, the Committee will determine, and will include in the Option Agreement, SAR Agreement or other Plan rules, the exercise price and such other conditions and restrictions on the grant or exercise of the Option or SAR as the Committee deems appropriate.

          (c)   In addition to any other restrictions contained in the Plan, an Option or SAR granted under the Plan may not be exercised more than 10 years after the date it is granted. An Incentive Stock Option may not have an exercise price of less than 100% of the Fair Market Value of a Share on the date the Option is granted.

          (d)   If the aggregate Fair Market Value (determined on the date the Option is granted) of a Share subject to an Incentive Stock Option which is exercisable for the first time during any calendar year exceeds $100,000, then the portion of the Incentive Stock Option in excess of the $100,000 limitation will be treated as a Non-Statutory Stock Option. If an Incentive Stock Option is granted to a Participant who, at the time the Option is granted, is deemed to own more than 10% of the total combined voting power of all classes of shares of the Company or any "subsidiary corporation" of the Company (as more fully described in Code Section 422(b)(6)), then (i) the exercise price of the Option may not be less than 110% of the Fair Market Value of the Common Shares on the date the Option is granted, and (ii) such Option may not be exercisable after the expiration of five years from the date the Option is granted.

          (e)   Payment of the Option exercise price will be made in cash or, if subsequent to an Initial Public Offering, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the Option exercise price, in accordance with the terms of the Plan, the Option Agreement and of any applicable guidelines of the Committee in effect at the time, and subject to increase for any applicable withholding requirements.

          (f)    Prior to or upon exercise of an Option, the Committee may determine, at its discretion, to pay to the Participant an amount of cash equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the Option exceeds the Option exercise price. In this case, the Participant will not receive any Shares and will not have to pay the Option exercise price.

          (g)   Upon exercise of a SAR, the Participant shall receive from the Company (a) Shares, (b) cash, or (c) a combination of Shares and cash, as the Committee shall determine, at its discretion, unless the method of payment has been prescribed in the SAR Agreement. The amount of cash and/or the Fair Market Value of the Shares received upon exercise of the SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SAR exceeds the exercise price.

        6.     Limitations and Conditions.

          (a)   The total number of Shares available for Grants under the Plan will be 18,717,546, reduced by any Shares granted under the WH Holdings (Cayman Islands) Ltd. Executive Officer Stock Option Plan and the WH Holdings (Cayman Islands) Ltd. Independent Directors Stock Option Plan, subject to adjustment in accordance with Paragraph 7 or 8 hereof. If an Option or SAR expires, is canceled, forfeited or otherwise terminated without being exercised or settled, the Shares allocable to the unexercised portion of such Option or SAR shall remain available for grant under the Plan. Notwithstanding the foregoing, in no event shall the aggregate number of Shares to be issued hereunder in any rolling twelve-month period exceed the number of Shares that the Company is permitted to issue pursuant to the exemption from registration provided by Rule 701 of the Securities Act.

          (b)   No Grants will be made under the Plan more than 10 years after the date the Plan is adopted by the Board or is approved by the shareholders of the Company, whichever is earlier, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

          (c)   Nothing contained herein will affect the right of the Company, an Affiliate or a Subsidiary to terminate any Participant's employment or services at any time or for any reason.

          (d)   Other than as specifically provided with regard to the death of a Participant or as hereinafter provided, no benefit under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so will be void. No such benefit will, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

          (e)   Participants will not be, and will not have any of the rights or privileges of, equityholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants. Prior to an Initial Public Offering, each Participant will be required to enter into the Shareholders' Agreement with the Company, or execute a joinder to the Shareholders' Agreement in a form provided by the Company, upon the exercise of any Option or SAR and the issuance of Shares under the Plan.

          (f)    No election as to benefits or exercise of Options or SARs, or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

          (g)   Absent express provisions to the contrary, any Grant under the Plan will not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company, its Affiliates or its Subsidiaries and will not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. The Plan is not an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

          (h)   Unless the Committee determines otherwise, no benefit or promise under the Plan will be secured by any specific assets of the Company, its Affiliates or any of its Subsidiaries, nor will any assets of the Company, its Affiliates or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company's obligations under the Plan.

          (i)    Any right of the Company to repurchase Shares, as determined under an Option Agreement, shall terminate following an Initial Public Offering.

        7.     Adjustments.

        In the event of any change in the outstanding Shares by reason of an acquisition, spin-off or reclassification, recapitalization or merger, combination or exchange of Shares or other corporate exchange, Change of Control or similar event, or as required under any Option Agreement or SAR Agreement, the Committee may adjust appropriately the number or kind of Shares or securities subject to the Plan and available for or covered by Grants and exercise prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required. Any such adjustments for Incentive Stock Options must meet the requirements of Code Section 424(a).

        8.     Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution.

        In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Option or SAR, the Committee may provide, with respect to the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, a Change of Control or the recapitalization, reclassification, liquidation or dissolution of the Company, either (a) that such Option or SAR cannot be exercised after such event, in which case the Committee may also provide (but will be under no obligation to provide), either by the terms of such Option or SAR or by a resolution adopted prior to the occurrence of such event, that for some period of time prior to such event, such Option or SAR will be exercisable as to all Shares subject thereto which are exercisable, or, by virtue of the event, become exercisable, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)) or that the Option or SAR will be repurchased by the Company at a specific price and that, upon the occurrence of such event, such Option or SAR will terminate and be of no further force or effect, or (b) that even if the Option or SAR will remain exercisable after such event, from and after such event, any such Option or SAR will be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of Shares for which such Option or SAR could have been exercised immediately prior to such event, or that the Option or SAR will be repurchased by the Company at a specific price.

        In addition, in the event of a Change of Control, the Committee may, in its absolute discretion and on such terms and conditions as it deems appropriate, provide, either by the terms of such Option or SAR or by a resolution adopted prior to the occurrence of the Change of Control, that such Option or SAR will be exercisable as to all or any portion of the Shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)).

        9.     Securities Law Requirements.

          (a)   Shares shall not be issued under the Plan unless the issuance and delivery of the Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange or other securities markets on which the Company's securities may then be traded.

          (b)   The Company each year shall furnish to Optionees and shareholders who have received Shares under the Plan its balance sheet and income statement, if required to do so pursuant to Rule 701 of the Securities Act unless such Optionees or shareholders are key Employees whose duties with the Company assure them access to equivalent information. Such balance sheet and income statement need not be audited.

        10.   Amendment and Termination.

        The Board will have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with the Plan provided that, except for adjustments under Paragraph 7 or 8, no such action will modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

        The Board may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 7 or 8, may be taken which would, without shareholder approval (but only if such approval is necessary for exemption under Section 16(b) of the Exchange Act or to meet the applicable requirements of Code Section 422), increase the aggregate number of Shares available for Grants under the Plan, change the eligible class of individuals, decrease the price of outstanding Options, change the requirements relating to the Committee or extend the term of the Plan.

        11.   Withholding Taxes.

        The Company will have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. The Participant must pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes before the obligation of the Company to deliver certificates for the Shares upon the exercise of an Option or SAR arises. Any Option Agreement or SAR Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Option Agreement or SAR Agreement, to pay a portion or all of such withholding taxes in Shares.

        12.   Governing Law.

        The Plan will be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

        13.   Non-U.S. Persons.

        Without amending the Plan, the Committee may grant Options to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company or its Affiliates operates or has employees.

        14.   Effective Date and Termination Date.

        The Plan will be effective on July 31, 2002 and will terminate on July 31, 2012, subject to earlier termination pursuant to Paragraph 10.

APPENDIX A
PROVISIONS FOR CALIFORNIA RESIDENTS

        The following sections shall supplement the sections set forth in the Plan, in the event of a conflict and shall supercede the applicable provision:

        15.   Miscellaneous.

          (a)   Compliance with Securities Laws; Listing and Registration. This Plan is intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Plan which is inconsistent with Section 25102(o), including without limitation any provision of this Plan that is more restrictive than would be permitted by Section 25102(o) as amended from time to time, shall, without further act or amendment by the Board or the Committee, be reformed to comply with the requirements of Section 25102(o). If at any time the by the Board or the Committee determines that the delivery of Shares under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Option or receive shares of Shares pursuant to an Option shall be suspended until the Board or the Committee determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

          The Company may require that an Optionee, as a condition to exercise of an Option, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Shares so acquired in violation of federal or state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Shares in compliance with applicable federal and state securities laws. The certificates for any Shares issued pursuant to this Plan may bear a legend restricting transferability of the Shares unless such Shares are registered or an exemption from registration is available under the Securities Act of 1933 and applicable state securities laws.

          (b)   Financial Statements. The Company will provide financial statements to each Option recipient annually during the period such individual has Options outstanding, or as otherwise required under Section 260.140.46 of Title10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Option recipients when issuance is limited to key employees whose services in connection with the Company assure them access to equivalent information.

          (c)   Voting Rights. The Company will comply with Section 260.140.1 of Title 10 of the California Code of Regulations with respect to the voting rights of Stock.

          (d)   Company's Repurchase Option. At the discretion of the Board or the Committee, the Company may reserve to itself and/or its assignee(s) in the Option Agreement a right to repurchase shares held by an Optionee for a period of ninety (90) days following the later of (i) 181 days after such Optionee exercises such Option or (ii) such Optionee's termination from the Company for cash and/or cancellation of purchase money indebtedness, at: (A) with respect to vested shares, the Fair Market Value of such Shares on the Optionee's termination date, provided, that such right to repurchase vested shares terminates following an Initial Public Offering; or (B) with respect to unvested shares, the Optionee's exercise price, provided, that to the extent the Optionee is not an officer, director or consultant of the Company or of a Parent or Subsidiary to the Company, such right to repurchase unvested shares at the exercise price lapses at the rate of at least twenty percent (20%) per year over five (5) years from the date of grant of the option.

          (e)   Number of Shares. At no time shall the total number of Shares issuable upon exercise of all outstanding options and the total number of Shares provided for under any stock bonus or similar plan of the Company exceed the applicable percentage calculated in accordance with 260.140.45 of Title 10 of the California Code of Regulations.

          (f)    Exercise Price. The Exercise Price of a Non-Statutory Option shall not be less than 85% of the Fair Market Value of a Share on the date of grant. Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Committee in its sole discretion. If a Non-Statutory Stock Option is granted to a Participant who, at the time the Option is granted, is deemed to own more than 10% of the total combined voting power of all classes of shares of the Company or any "subsidiary corporation" of the Company (as more fully described in Code Section 422(b)(6)), then the Exercise Price of the Option may not be less than 110% of the Fair Market Value of the Shares on the date the Option is granted.

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WH HOLDINGS (CAYMAN ISLANDS) LTD. STOCK INCENTIVE PLAN (as restated on November 5, 2003)